Exhibit 99.2

Evercore Partners Inc. and The Lexicon Partnership LLP

Unaudited Pro Forma Condensed Combined

Financial Statements

On August 19, 2011, Evercore Partners Inc. (“the Company”) completed its previously announced acquisition of all of the outstanding partnership interests of The Lexicon Partnership LLP, a U.K. incorporated limited liability partnership (“Lexicon”), in accordance with the definitive sale and purchase agreement entered into on June 7, 2011, for consideration consisting of cash and stock (the “Acquisition”). The unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined statement of financial condition are based upon the historical consolidated financial statements of the Company and Lexicon after giving effect to the Acquisition, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The historical consolidated financial statements of Lexicon were prepared in conformity with accounting principles generally accepted in the United Kingdom (“U.K. GAAP”), which differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). Necessary adjustments have been made to reconcile the historical consolidated financial statements of Lexicon to U.S. GAAP. These adjustments relate primarily to differences such as the translation of foreign currency, the accrual for vacation benefits and the tax effects of such adjustments.

The Company and Lexicon’s fiscal year ends are December 31st and March 31st, respectively. Since these year-ends differ by less than 93 days, the Company has combined the fiscal year end results without recasting Lexicon’s results. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 combines the Company’s audited consolidated statement of operations for the year ended December 31, 2010 with Lexicon’s audited consolidated statement of operations for the year ended March 31, 2011. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2011, combines the Company’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2011 with Lexicon’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2011. Lexicon’s results for the three months ended March 31, 2011 are included within both the full year and interim period pro forma results since Lexicon’s fiscal year-end is March 31st and the Company’s most recent interim period is June 30, 2011. These results included pre-tax income of approximately $12.0 million. These unaudited pro forma combined statements of operations are presented as if the Acquisition had occurred on January 1, 2010, the first day of the Company’s year ended December 31, 2010.

The unaudited pro forma condensed combined statement of financial condition as of June 30, 2011, combines the Company’s June 30, 2011 unaudited condensed consolidated statement of financial condition with Lexicon’s June 30, 2011 unaudited condensed consolidated statement of financial condition, and is presented as if the Acquisition had occurred on June 30, 2011.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with the:

•

separate historical financial statements as of the Company as of and for the year ended December 31, 2010 and the related notes included in Company’s Annual Report on Form 10-K for the year ended December 31, 2010;

•

separate historical financial statements of Lexicon as of and for the year ended March 31, 2011 and the related notes as of and for the year ended March 31, 2011, included herein, which includes a reconciliation from U.K. GAAP to U.S. GAAP;

•

separate historical financial statements of the Company as of and for the six months ended June 30, 2011 and the related notes included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2011.

The financial information for Lexicon as of June 30, 2011 and for the six months ended June 30, 2011 was derived from the unaudited accounting records of Lexicon after making adjustments to convert this financial information to U.S. GAAP and accounting policies consistent with that of the Company.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial statements were prepared in accordance with regulations of the Securities and Exchange Commission and should not be considered indicative of the financial position or results of operations that would have occurred if the acquisition had been consummated on the dates indicated, nor are they indicative of the future financial position or results of operations of the combined company. There were no material transactions between the Company and Lexicon during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated. The unaudited pro forma adjustments are based on currently available information and certain assumptions that we believe are reasonable and supportable.

The transaction consummated by the acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) No. 805, Business Combinations. The acquisition accounting is dependent upon certain valuations and other studies that are currently subject to finalization. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and may be revised as additional information becomes available and as additional analyses are performed. Differences between these preliminary estimates reflected in these unaudited condensed combined financial statements and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations, financial position and cash flows.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition or the costs to integrate the operations of the Company and Lexicon or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(UNAUDITED)

(dollars and share amounts in thousands, except per share data)

		The Lexicon Partnership LLP
	Evercore Partners Inc.	UK GAAP	US GAAP Adjustments (1)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Investment Banking Revenue	$301,931	$62,016	$1,033	$—		$364,980
Investment Management Revenue	77,579	—	—	—		77,579
Other Revenue, Including Interest	22,228	8,281	—	(1,052	)(b)	29,457

Total Revenues	401,738	70,297	1,033	(1,052)		472,016
Interest Expense	22,841	9	—	—		22,850

Net Revenues	378,897	70,288	1,033	(1,052)		449,166

Expenses
Employee Compensation and Benefits	251,917	41,777	(22)	34,696	(d)	328,368
Occupancy and Equipment Rental	18,329	2,868	—	—		21,197
Professional Fees	28,464	509	—	—		28,973
Travel and Related Expenses	16,593	1,631	1,032	—		19,256
Communications and Information Services	6,074	3,070	—	—		9,144
Depreciation and Amortization	10,077	331	—	—		10,408
Acquisition and Transition Costs	3,399	—	—	—		3,399
Other Operating Expenses	9,802	2,055	(25)	—		11,832

Total Expenses	344,655	52,241	985	34,696		432,577

Income Before Income from Equity Method Investments and Income Taxes	34,242	18,047	48	(35,748)		16,589
Income (Loss) from Equity Method Investments	(557)	—	—	—		(557)

Income Before Income Taxes	33,685	18,047	48	(35,748)		16,032
Provision for Income Taxes	15,880	4,906	14	(8,390	)(g)	12,410

Net Income	17,805	13,141	34	(27,358)		3,622
Net Income Attributable to Noncontrolling Interest	8,851	—	—	(7,216	)(h)	1,635

Net Income Attributable to Evercore Partners Inc.	$8,954	$13,141	$34	$(20,142)		$1,987

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$8,880	$—	$—	$—		$1,913
Weighted Average Shares of Class A Common Stock Outstanding
Basic	19,655	—	—	28	(e)	19,683
Diluted	22,968	—	—	680	(e)	23,648
Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders
Basic	$0.45	$—	$—	$—		$0.10
Diluted	$0.39	$—	$—	$—		$0.08

(1)	See Note 19 to the separate historical financial statements of Lexicon as of and for the year ended March 31, 2011 and the related notes as of and for the year ended March 31, 2011, included herein, which includes a reconciliation from U.K. GAAP to U.S. GAAP.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(UNAUDITED)

(dollars and share amounts in thousands, except per share data)

		The Lexicon Partnership LLP
	Evercore Partners Inc.	UK GAAP	US GAAP Adjustments (1)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Investment Banking Revenue	$197,748	$37,176	$485	$—		$235,409
Investment Management Revenue	54,960	—	—	—		54,960
Other Revenue, Including Interest	7,971	7,500	—	(127	)(b)	15,344

Total Revenues	260,679	44,676	485	(127)		305,713
Interest Expense	10,843	3	—	—		10,846

Net Revenues	249,836	44,673	485	(127)		294,867

Expenses
Employee Compensation and Benefits	171,024	25,858	129	15,679	(d)	212,690
Occupancy and Equipment Rental	10,917	1,454	—	—		12,371
Professional Fees	16,219	238	—	—		16,457
Travel and Related Expenses	10,013	871	485	—		11,369
Communications and Information Services	4,182	1,521	—	—		5,703
Depreciation and Amortization	6,062	183	—	—		6,245
Acquisition and Transition Costs	1,134	—	—	(850	)(a)	284
Other Operating Expenses	7,943	1,222	29	—		9,194

Total Expenses	227,494	31,347	643	14,829		274,313

Income Before Income from Equity Method Investments and Income Taxes	22,342	13,326	(158)	(14,956)		20,554
Income from Equity Method Investments	469	—	—			469

Income Before Income Taxes	22,811	13,326	(158)	(14,956)		21,023
Provision for Income Taxes	10,235	4,942	(44)	(3,365	)(g)	11,768

Net Income	12,576	8,384	(114)	(11,591)		9,255
Net Income Attributable to Noncontrolling Interest	6,727	—	—	(1,323	)(h)	5,404

Net Income Attributable to Evercore Partners Inc.	$5,849	$8,384	$(114)	$(10,268)		$3,851

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$5,807	$—	$—	$—		$3,809
Weighted Average Shares of Class A Common Stock Outstanding
Basic	23,204	—	—	112	(e)	23,316
Diluted	26,956	—	—	1,167	(e)	28,123
Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders
Basic	$0.25	$—	$—	$—		$0.16
Diluted	$0.22	$—	$—	$—		$0.14

(1)	See Note 19 to the separate historical financial statements of Lexicon as of and for the year ended March 31, 2011 and the related notes as of and for the year ended March 31, 2011, included herein, which includes a reconciliation from U.K. GAAP to U.S. GAAP.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

PRO FORMA CONDENSED COMBINED

STATEMENT OF FINANCIAL CONDITION

AS OF JUNE 30, 2011

(UNAUDITED)

(dollars in thousands)

		The Lexicon Partnership LLP
	Evercore Partners Inc.	UK GAAP	US GAAP Adjustments (1)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets
Cash and Cash Equivalents	$204,449	$30,108	$—	$(67,088	)(c)(f)(i)	$167,469
Marketable Securities	73,456	—	—	—		73,456
Financial Instruments Owned and Pledged as Collateral at Fair Value	83,311	—	—	—		83,311
Securities Purchased Under Agreements to Resell	100,598	—	—	—		100,598
Accounts Receivable	83,088	7,688	—	—		90,776
Receivable from Employees and Related Parties	6,151	139	—	—		6,290
Deferred Tax Assets - Current	5,092	468	(95)	—		5,465
Other Current Assets	16,540	2,457	—	2,346	(i)	21,343

Total Current Assets	572,685	40,860	(95)	(64,742)		548,708
Investments	67,024	—	—	—		67,024
Deferred Tax Assets - Non-Current	182,550	—	111	—		182,661
Furniture, Equipment and Leasehold Improvements	14,605	402	—	—		15,007
Goodwill	140,777	—	—	42,163	(c)	182,940
Intangible Assets	44,785	—	—	7,164	(c)	51,949
Assets Segregated for Bank Regulatory Requirements	10,200	—	—	—		10,200
Other Assets	9,172	368	—	—		9,540

Total Assets	$1,041,798	$41,630	$16	$(15,415)		$1,068,029

Liabilities and Equity
Current Liabilities
Accrued Compensation and Benefits	$63,129	$1,729	$—	$—		$64,858
Accounts Payable and Accrued Expenses	14,887	3,486	128	—		18,501
Securities Sold Under Agreements to Repurchase	184,062	—	—	—		184,062
Payable to Employees and Related Parties	4,031	1,416	—	—		5,447
Taxes Payable	1,566	3,997	—	—		5,563
Other Current Liabilities	16,698	10,115	(70)	9,274	(c)	36,017

Total Current Liabilities	284,373	20,743	58	9,274		314,448
Notes Payable	98,858	—	—	—		98,858
Amounts Due Pursuant to Tax Receivable Agreements	142,422	—	—	—		142,422
Other Long-term Liabilities	16,455	8,072	—	(8,318	)(f)	16,209

Total Liabilities	542,108	28,815	58	956		571,937

Redeemable Noncontrolling Interest	25,448	—	—	—		25,448
Equity
Evercore Partners Inc. Stockholders’ Equity
Common Stock
Class A, par value $0.01 per share	284	—	—	—		284
Class B, par value $0.01 per share	—	—	—	—		—
Additional Paid-In-Capital/Members’ Capital	530,106	12,812	(48)	(12,107	)(c)	530,763
Accumulated Other Comprehensive Income (Loss)	(2,626)	3	6	—		(2,617)
Retained Earnings (Deficit)	(64,907)	—	—	(2,995	)(i)	(67,902)
Treasury Stock at Cost	(51,288)	—	—	—		(51,288)

Total Evercore Partners Inc. Stockholders’ Equity	411,569	12,815	(42)	(15,102)		409,240
Noncontrolling Interest	62,673	—	—	(1,269	)(i)	61,404

Total Equity	474,242	12,815	(42)	(16,371)		470,644

Total Liabilities and Equity	$1,041,798	$41,630	$16	$(15,415)		$1,068,029

(1)	See Note 19 to the separate historical financial statements of Lexicon as of and for the year ended March 31, 2011 and the related notes as of and for the year ended March 31, 2011, included herein, which includes a reconciliation from U.K. GAAP to U.S. GAAP.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

Note 1 – Transaction Description

On August 19, 2011, the Company completed its previously announced acquisition of all of the outstanding partnership interests of Lexicon, in accordance with the definitive sale and purchase agreement entered into on June 7, 2011, for consideration consisting of cash and stock. In the aggregate, the sellers will receive approximately £46,142, or $76,167, in cash and 1,911,360 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Shares”). Of the total consideration, £31,598, or $52,160, in cash was paid and 27,867 Class A Shares were issued to the sellers at closing, and approximately £5,619, or $9,274, in cash will be paid to the sellers on December 31, 2011.

Payment of the remaining approximately £8,925, or $14,733, in cash and 1,883,493 Class A Shares will be deferred and will vest in various installments over a four-year future service period. Accordingly, these amounts will be expensed over the vesting period. This deferred consideration, whether in the form of Class A Shares or cash, upon vesting, will be delivered to the sellers on the earlier of (i) the first anniversary of the relevant vesting date and (ii) the date of the first secondary offering by the Company following the relevant vesting date. Vesting of the Class A Shares and cash consideration will accelerate in certain circumstances, including, but not limited to, a seller’s termination without cause, a qualifying retirement or upon a change of control.

In addition, upon closing the Company funded the repayment of £5,039, or $8,318, of outstanding Lexicon capital notes.

Note 2 – Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using U.S. GAAP and was based on the historical consolidated financial statements of the Company and Lexicon. All pro forma financial statements use the Company’s period end date and no adjustments were made to Lexicon’s reported information for its different period end dates for the year ended statement of operations.

The acquisition method of accounting is based on the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Subtopic 805-10, Business Combinations, and uses the fair value concepts defined in ASC Subtopic 820-10, Fair Value Measurements and Disclosures, which the Company has adopted as required. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under U.S. GAAP. ASC Subtopic 805-10 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC Subtopic 805-10 establishes that the consideration transferred be measured at the closing date of the Acquisition at the then-current market price.

ASC Subtopic 820-10 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC Subtopic 820-10 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, the Company may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect the Company’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the Acquisition, at their respective fair values and added to those of the Company. Financial statements and reported results of operations of the Company issued after completion of the Acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of Lexicon.

Under ASC Subtopic 805-10, acquisition-related transaction costs ( i.e., advisory, legal, valuation, and other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. The unaudited pro forma condensed combined financial statements do not reflect any acquisition-related restructuring charges incurred in connection with the Acquisition but these costs will be expensed as incurred. Acquisition-related transaction costs were $850 for the six months ended June 30, 2011.

The historical unaudited condensed combined statement of financial condition for Lexicon was prepared in British pounds and has been translated to U. S. Dollars using a rate of $1.602, which approximates the British pound conversion rate to U.S. Dollars on June 30, 2011. The Lexicon historical audited condensed combined statement of operations for the year ended March 31, 2011 and unaudited condensed combined statement of operations for the six months ended June 30, 2011 have been translated to U.S. Dollars using exchange rates of $1.556 and $1.616, respectively, which approximate the average British pound conversion rate to U.S. Dollars for the applicable period. The pro forma adjustments have been translated to U.S. Dollars using an exchange rate of $1.651, which approximates the British pound conversion rate to U.S. Dollars on August 19, 2011, at the time of the closing of the transaction.

Note 3 – Significant Accounting Policies

At this time, the Company is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

Note 4 – Consideration Transferred

In accordance with U.S. GAAP, the fair value of the Company’s class A common stock issued as part of the consideration transferred was measured on the closing date of the Acquisition at the then-current market price. The following provides a reasonable indication of consideration transferred to effect the acquisition of Lexicon:

	Shares Issued	Share Price	Fair Value
Transferred At Closing:
Cash			$52,160
Class A Common Stock (1)	27,867	$22.81	636
Fair Value of Deferred Cash Consideration (2)			9,274

Total Consideration Transferred at Closing			$62,070

(1)	Value of Class A Common Stock determined utilizing closing share price on August 19, 2011.
(2)	Deferred cash consideration was not discounted and the effect of discounting would have an immaterial effect as amounts will be paid at December 31, 2011.

Note 5 – Assets Acquired and Liabilities Assumed

The following is a summary of the assets acquired and liabilities assumed by the Company in the Acquisition as if it had occurred on June 30, 2011:

Fair Value of Assets Acquired and Liabilities Assumed:
Cash and Cash Equivalents	$21,812
Accounts Receivable	7,821
Prepaid Expenses	11,627
Fixed Assets	429
Other Assets	964
Intangible Assets	7,164
Current Liabilities	(21,592)
Long-term Debt	(8,318)

Identifiable Net Assets	$19,907

Note 6 – Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	To reflect advisory and legal costs incurred, which are directly attributable to the Acquisition, but which are not expected to have a continuing impact on the combined company’s results, as a reduction from Acquisition and Transition Costs on the Statement of Operations of $850 for the six months ended June 30, 2011.

(b)	To reflect the estimate of forgone interest and investment income on the combined company’s cash and cash equivalents used to effect the Acquisition, for both the initial cash consideration paid as well as the cash used to redeem Lexicon’s capital notes, as a decrease in Other Revenue, Including Interest, on the Statement of Operations of $1,052 and $127 for the twelve months ended December 31, 2010 and six months ended June 30, 2011, respectively. These estimates were based on the actual yields earned on the Company’s cash and cash equivalents for the year ended December 31, 2010 and six months ended June 30, 2011.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

(c)	To reflect the consideration transferred in conjunction with the Acquisition, Goodwill and Intangible Assets, based on a preliminary purchase price allocation. These adjustments resulted in a decrease to Cash and Cash Equivalents of $52,160, an increase in Goodwill of $42,163, an increase in Intangible Assets of $7,164, an increase to Other Current Liabilities of $9,274 and a net decrease to Additional Paid-in-Capital/Members’ Capital of $12,107, on the Statement of Financial Condition.

Amount
Purchase Price:
Cash Paid	$52,160
Fair Value of Shares Issued	636
Fair Value of Deferred Cash Consideration	9,274

Total Fair Value of Purchase Price	62,070

Fair Value of Assets Acquired and Liabilities Assumed:
Cash and Cash Equivalents	21,812
Accounts Receivable	7,821
Prepaid Expenses	11,627
Fixed Assets	429
Other Assets	964
Intangible Assets	7,164
Current Liabilities	(21,592)
Long-term Debt	(8,318)

Identifiable Net Assets	19,907

Goodwill Resulting from Business Combination	$42,163

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

(d)	To reflect compensation awarded in conjunction with the Acquisition on the Statement of Operations:

i.	Amortization of Restricted Stock and Deferred Cash Awards:

	Amortization
	Twelve Months Ended December 31, 2010	Six Months Ended June 30, 2011
Restricted Stock Awards (1,883,493 shares at $22.735 per share)	$18,084	$7,980
Deferred Cash Awards (Total deferred cash awards of $14,733)	$6,762	$2,942

Note: Awards vest under graded vesting in various installments over a four-year period. The Company utilized the average of the high and low share price on August 19, 2011.

ii.	Amortization of Retention Awards:

	Amortization
	Twelve Months Ended December 31, 2010	Six Months Ended June 30, 2011
Share-based Retention Awards (135,138 shares at $22.735 per share)	$1,419	$713
Cash-based Retention Awards (Total cash-based retention awards of $1,892)	$1,183	$420

Note: Share-based Awards and Cash-based Awards vest over a four-year period and two-year period, respectively, from the date of the transaction. The Company utilized the average of the high and low share price on August 19, 2011.

iii.	To reflect other compensation adjustments for Lexicon employees of approximately $7,248 and $3,624 for the twelve months ended December 31, 2010 and six months ended June 30, 2011, respectively.

(e)	To reflect in the Company’s weighted average shares of Class A common stock outstanding, 27,867 Class A Shares issued at closing as part of the purchase price, and the dilutive effects under the Treasury Stock Method of 1,883,493 deferred Class A Shares, which were issued to the sellers at closing as part of the initial consideration, treated as compensation, and 135,138 restricted stock units issued to Lexicon employees as retention awards, all of which are assumed outstanding for the full year ended December 31, 2010 and the six months ended June 30, 2011.

(f)	To reflect the redemption of Lexicon’s capital notes, resulting in a decrease in Cash and Cash Equivalents and Other Long-term Liabilities of $8,318 on the Statement of Financial Condition.

(g)	To reflect income tax adjustments associated with the Pro Forma Adjustments and the fact that Lexicon is now under a U.S. corporate holding company. The Company assumed a combined U.S. federal and state statutory rate of 40% and 41%, for the twelve months ended December 31, 2010 and six months ended June 30, 2011, respectively, when estimating all tax impacts of the acquisition. The effective tax rate of the combined company could be significantly different than the rates assumed for purposes of preparing these pro forma financials for a variety of factors, including post-acquisition activities.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

(h)	To reflect the impact on Noncontrolling Interest for the Company’s immediate contribution of Lexicon to Evercore LP, a Delaware limited partnership, for which the Company’s economic interest was 67% and 80% for the twelve months ended December 31, 2010 and six months ended June 30, 2011, respectively. The Noncontrolling Interest adjustment is computed based on the after-tax effect of Lexicon’s earnings and the pro forma adjustments impacting Evercore LP and its subsidiaries.

(i)	To reflect expenses incurred in conjunction with the acquisition, and related tax effects, of $1,915 related to the payment of the cash-based retention awards, $1,895 related to an introducing fee and $2,800 related to other cash compensation adjustments. These expenses resulted in a decrease to Cash and Cash Equivalents of $6,610, an increase in Other Current Assets of $2,346, a decrease in Retained Earnings of $2,995 and a decrease in Noncontrolling Interest of $1,269 on the Statement of Financial Condition.

Note 7 – Amortization of Intangible Assets

The above adjustments exclude the impact of amortization expenses of $7,164 associated with the intangible assets identified in connection with the Acquisition. The intangible assets acquired in the acquisition represent customer related intangible assets, which have an estimated useful life of six months.